Exhibit 10.2

Execution Version

ASSUMPTION AGREEMENT

THIS ASSUMPTION AGREEMENT (this “Agreement”), dated as of April 1, 2022, is made by SLR Investment Corp., a Maryland corporation (“SLR”), for the benefit of the Administrative Agent (as defined below), in connection with the merger of SLR Senior Investment Corp., a Maryland corporation (“SLR Senior”), with and into SLR, with SLR being the surviving entity (the ”Merger”).

WHEREAS, SLR Senior is party to (i) that certain Loan and Servicing Agreement, dated as of August 26, 2011 (as amended by the First Amendment, dated as of November 7, 2012, as amended by the Second Amendment, dated as of September 3, 2013, as amended by the Third Amendment, dated as of June 30, 2014, as amended by the Fourth Amendment, dated as of May 29, 2015, as amended by the Fifth Amendment, dated as of November 4, 2016, as amended by the Sixth Amendment, dated as of June 1, 2018, as amended by the Seventh Amendment, dated as of March 27, 2020, as amended by the Eighth Amendment, dated as of May 27, 2021, as amended by the Ninth Amendment, dated as of June 7, 2021, and as amended by the Tenth Amendment, dated as of December 29, 2021 the “Loan and Servicing Agreement”), by and among SUNS SPV LLC as the borrower (the “Borrower”), SLR Senior as the servicer and the transferor, Citibank, N.A. as the administrative agent (in such capacity, the “Administrative Agent”) and the collateral agent, Wells Fargo Bank, N.A. as the account bank, the backup servicer and the collateral custodian, and the other parties thereto; (ii) that certain Contribution Agreement, dated as of August 26, 2011 (as amended, modified, waived, supplemented, restated or replaced from time to time, the “Contribution Agreement”), by and between the Borrower as the “contributee” and SLR Senior as the “contributor”; and (iii) the other Transaction Documents (as defined in the Loan and Servicing Agreement) to which SLR Senior is a party; and

WHEREAS, as of April 1, 2022 (the “Effective Date”), SLR Senior and SLR consummated the Merger, and SLR wishes to enter into this Agreement to evidence SLR’s assumption of the obligations of SLR Senior as Servicer and Transferor under the Loan and Servicing Agreement, the Contribution Agreement and the other Transaction Documents to which SLR Senior is a party.

NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

Section 1. Defined Terms. Capitalized terms used but not defined herein shall have the respective meanings given them in the Loan and Servicing Agreement.

Section 2. Assumption. SLR hereby (a) agrees for the benefit of the Administrative Agent that, as of the Effective Date, SLR assumes and undertakes the due and punctual performance and observance of all of the liabilities and obligations of SLR Senior, whenever accrued, pursuant to the Loan and Servicing Agreement, the Contribution Agreement and the other Transaction Documents to which it is a party, including the due and punctual performance and observance of each covenant and condition therein required to be performed or observed by SLR Senior thereunder; and (b) confirms that SLR (i) shall be deemed the party named as “Servicer” and “Transferor” (or as SLR Senior is otherwise named therein) for all purposes of the Loan and Servicing Agreement, the Contribution Agreement and other Transaction Documents, as applicable, and (ii) shall be bound by, perform and observe all of the terms of the Loan and Servicing Agreement, the Contribution Agreement and other Transaction Documents as if therein named “Servicer” and “Transferor” (or as SLR Senior is otherwise named therein), as applicable.

Section 3. Representations and Warranties. SLR hereby represents and warrants that as of the date of this Agreement:

(a)

SLR (i) is a solvent corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland and (ii) has the corporate power and authority to own and hold its properties and to enter into and perform its obligations under this Agreement, the Loan and Servicing Agreement, the Contribution Agreement and the other Transaction Documents, as applicable;

(b)

(i) the execution and delivery of this Agreement and the performance by SLR of this Agreement, the Loan and Servicing Agreement, the Contribution Agreement and the other Transaction Documents, as applicable, (A) are within SLR’s corporate power and have been duly authorized by all necessary corporate action on the part of SLR and (B) do not require any stockholder approval, except such as has been duly obtained, and do not and will not violate the certificate of incorporation or bylaws of SLR or any current law, governmental rule, regulation, judgment or order binding on SLR; and (ii) at the time of the Merger and after giving effect thereto, no Event of Default or Unmatured Event of Default has occurred and is continuing and no Change of Control has occurred; and

(c)

this Agreement has been duly executed and delivered by SLR, and this Agreement and, as of the Effective Date, the Loan and Servicing Agreement, the Contribution Agreement and the other Transaction Documents (as applicable) constitute the legal, valid and binding obligations of SLR enforceable against SLR in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors or lessors generally and general principles of equity.

Section 4. Notices. SLR’s address for notices given to the Servicer and/or Transferor under the Transaction Documents shall be as provided in Section 12.02 of the Loan and Servicing Agreement.

Section 5. Miscellaneous.

(a)	This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

(b)

No term or provision of this Agreement may be amended, modified or supplemented orally, but only by an instrument in writing signed by the party against which the enforcement of the amendment, modification or supplement is sought.

(c)

THIS AGREEMENT AND ANY CLAIM RELATED HERETO, WHETHER IN TORT OR IN CONTRACT, SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK. THIS AGREEMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK.

(d)

In relation to any legal action or proceeding arising out of or in connection with this Agreement, the Loan and Servicing Agreement, the Contribution Agreement or any other Transaction Document to which it is a party, the subject matter hereof or thereof or any of the transactions contemplated hereby or thereby, SLR and each of the parties, to the maximum extent permitted by applicable law, (i) irrevocably submits itself to the non-

exclusive jurisdiction of each of the Supreme Court of the State of New York, New York County and the United States District Court for the Southern District of New York, each sitting in the Borough of Manhattan, and other courts with jurisdiction to hear appeals from such courts and (ii) waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement, the Loan and Servicing Agreement, the Contribution Agreement or any other Transaction Document or the subject matter hereof or thereof or any of the transactions contemplated hereby or thereby may not be enforced in or by such courts.

(e)

This Agreement may be executed in counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart signature page of this Agreement by email (PDF) or facsimile shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to this Agreement and any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms (and, for the avoidance of doubt, electronic signatures utilizing the DocuSign platform shall be deemed approved), or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[Signature page follows.]

IN WITNESS WHEREOF, SLR has caused this Assumption Agreement to be duly executed by its duly authorized representative as of the day and year first above written.

SLR INVESTMENT CORP.

By:	/s/ Richard Peteka
Name:	Richard Peteka
Title:	Chief Financial Officer, Secretary and Treasurer